i IMMUNIC, INC. ___________________ INSIDER TRADING POLICY AND GUIDELINES WITH RESPECT TO CERTAIN TRANSACTIONS IN SECURITIES ___________________ Adopted and approved September 29, 2021

ii TABLE OF CONTENTS Page I. INTRODUCTION ............................................................................................................ 1 1) Legal prohibitions on insider trading ................................................................ 1 2) Detection and prosecution of insider trading .................................................. 1 3) Penalties for violation of insider trading laws and this Policy .......................... 1 4) Compliance Officer ........................................................................................... 2 5) Reporting violations ......................................................................................... 2 6) Personal responsibility ..................................................................................... 3 II. PERSONS AND TRANSACTIONS COVERED BY THIS POLICY ........................................... 3 1) Persons covered by this Policy ......................................................................... 3 2) Types of transactions covered by this Policy .................................................... 3 3) Responsibilities regarding the nonpublic information of other companies ........................................................................................................ 3 4) Applicability of this Policy after your departure ............................................... 4 5) No exceptions based on personal circumstances ............................................ 4 III. MATERIAL NONPUBLIC INFORMATION ........................................................................ 4 1) “Material” information ..................................................................................... 4 2) “Nonpublic” information .................................................................................. 5 IV. POLICIES REGARDING MATERIAL NONPUBLIC INFORMATION .................................... 6 1) Confidentiality of nonpublic information ......................................................... 6 2) No trading on material nonpublic information ................................................ 6 3) No disclosing material nonpublic information for the benefit of others ......... 6 4) Responding to outside inquiries for information ............................................. 7 V. TRADING BLACKOUT PERIODS ..................................................................................... 7 1) Quarterly blackout periods .............................................................................. 7 2) Clinical Blackout Periods .................................................................................. 8 3) Special blackout periods ................................................................................... 8 4) Regulation BTR blackouts ................................................................................. 9 5) No “safe harbors” ............................................................................................. 9 VI. PRE-CLEARANCE OF TRADES ........................................................................................ 9 VII. ADDITIONAL RESTRICTIONS AND GUIDANCE ............................................................. 10 1) Short sales ...................................................................................................... 10 2) Derivative securities and hedging transactions .............................................. 10 3) Placing open orders with brokers ................................................................... 10

iii VIII. LIMITED EXCEPTIONS ................................................................................................. 11 1) Transactions pursuant to a trading plan that complies with SEC rules .......... 11 2) Receipt and vesting of stock options, restricted stock units, restricted stock and stock appreciation rights ................................................................ 11 3) Exercise of stock options for cash .................................................................. 12 4) Purchases from the employee stock purchase plan ....................................... 12 5) Certain 401(k) plan transactions .................................................................... 12 6) Stock splits, stock dividends and similar transactions .................................... 12 7) Bona fide gifts and inheritance ...................................................................... 12 8) Change in form of ownership ......................................................................... 13 9) Other exceptions ............................................................................................ 13 IX. COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT ...................... 13 1) Obligations under Section 16 ......................................................................... 13 2) Notification requirements to facilitate Section 16 reporting ......................... 13 3) Personal responsibility ................................................................................... 13 X. ADDITIONAL INFORMATION ...................................................................................... 14 1) Delivery of Policy ............................................................................................ 14 2) Amendments .................................................................................................. 14 SCHEDULE I INDIVIDUALS SUBJECT TO QUARTERLY AND CLINICAL BLACKOUT PERIODS AND PRE- CLEARANCE REQUIREMENTS SCHEDULE II INDIVIDUALS SUBJECT TO SECTION 16 REPORTING AND LIABILITY PROVISIONS ................ 16 PRE-CLEARANCE CHECKLIST .................................................................................................. 17 FORM OF ACKNOWLEDGEMENT OF INSIDER TRADING POLICY FOR EMPLOYEES, OFFICERS AND DIRECTORS .................................................................................................... 20 FORM OF CLINICAL BLACKOUT NOTIFICATION ..................................................................... 22 FORM OF SPECIAL BLACKOUT NOTIFICATION ....................................................................... 23 REQUIREMENTS FOR 10B5-1 TRADING PLANS ...................................................................... 24 GUIDELINES FOR PREPARING TRADING PLANS ..................................................................... 26 10B5-1 TRADING PLAN COMPLIANCE CERTIFICATE .............................................................. 34

1 I. INTRODUCTION Immunic, Inc. (together with its subsidiaries, the “Company” or “Immunic”) prohibits the unauthorized disclosure of any nonpublic information acquired in the course of your service with the Company and the misuse of material nonpublic information in securities trading. Any such actions will be deemed violations of this Insider Trading Policy (the “Policy”). 1) Legal prohibitions on insider trading The antifraud provisions of U.S. federal securities laws prohibit directors, officers, employees and other individuals who possess material nonpublic information from trading on the basis of that information. Transactions will be considered “on the basis of” material nonpublic information if the person engaged in the transaction was aware of the material nonpublic information at the time of the transaction. It is not a defense that the person did not “use” the information for purposes of the transaction. Disclosing material nonpublic information directly or indirectly to others who then trade based on that information or making recommendations or expressing opinions as to transactions in securities while aware of material nonpublic information (which is sometime referred to as “tipping”) is also illegal. Both the person who provides the information, recommendation or opinion and the person who trades based on it may be liable. These illegal activities are commonly referred to as “insider trading.” State securities laws and securities laws of other jurisdictions also impose restrictions on insider trading. In addition, a company, as well as individual directors, officers and other supervisory personnel, may be subject to liability as “controlling persons” for failure to take appropriate steps to prevent insider trading by those under their supervision, influence or control. 2) Detection and prosecution of insider trading The U.S. Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority and The NASDAQ Stock Market use sophisticated electronic surveillance techniques to investigate and detect insider trading, and the SEC and the U.S. Department of Justice pursue insider trading violations vigorously. Cases involving trading through foreign accounts, trading by family members and friends and trading involving only a small number of shares have been successfully prosecuted. 3) Penalties for violation of insider trading laws and this Policy Civil and criminal penalties. As of the effective date of this Policy, as amended, potential penalties for insider trading violations under U.S. federal securities laws include: • damages in a private lawsuit; • disgorging any profits made or losses avoided; • imprisonment;

2 • substantial criminal fines; • substantial civil fines based on the profit gained or loss avoided; • a bar against serving as an officer or director of a public company; and • an injunction against future violations. Civil and criminal penalties also apply to tipping. The SEC has imposed large penalties in tipping cases even when the disclosing person did not trade or gain any benefit from another person’s trading. Controlling person liability. As of the effective date of this Policy, as amended, the penalty for “controlling person” liability includes civil fines, as well as potential criminal fines and imprisonment. Company disciplinary actions. If the Company has a reasonable basis to conclude that an employee, officer, director, or consultant has failed to comply with this Policy, such person may be subject to disciplinary action by the Company, up to and including dismissal for cause if the person is an employee or officer, or subject to termination of services if the person is a director or consultant, regardless of whether or not failure to comply with this Policy results in a violation of law. It is not necessary for the Company to wait for the filing or conclusion of any civil or criminal action against an alleged violator before taking disciplinary action. In addition, the Company may give stop transfer and other instructions to the Company’s transfer agent to enforce compliance with this Policy. 4) Compliance Officer Please direct any questions or requests as to any of the matters discussed in this Policy to the Chief Compliance Officer of the Company (the “Compliance Officer”). The Compliance Officer is generally responsible for the administration of this Policy. The Compliance Officer may select others to assist with the execution of his or her duties. 5) Reporting violations It is your responsibility to help enforce this Policy. You should be alert to possible violations and should promptly report violations or suspected violations of this Policy. You may report suspected violations of this Policy to Dentons US LLP, the Company’s outside counsel, as follows: 1. Via electronic mail to ilan.katz@dentons.com; or 2. Via telephone at 212-632-5556. Reports of violations or suspected violations of this Policy may be made anonymously or by identifying oneself. Because it may be more difficult to thoroughly investigate reports that are made anonymously, you are encouraged to share your identity when reporting rather than reporting anonymously. If you make an anonymous report, please provide as much detail as possible, including any evidence that you believe may be relevant to the issue. All

3 reports, whether identified or anonymous, will be treated confidentially to the extent consistent with applicable law. 6) Personal responsibility The ultimate responsibility for complying with this Policy and applicable laws and regulations rests with you. You should use your best judgment at all times and consult with your personal legal and financial advisors, as needed. We advise you to seek assistance if you have any questions at all. The rules relating to insider trading can be complex, and a violation of insider trading laws can carry severe consequences. II. PERSONS AND TRANSACTIONS COVERED BY THIS POLICY 1) Persons covered by this Policy This Policy applies to all directors, officers, employees and agents (such as consultants and independent contractors) of the Company. Applicable insider trading laws also apply to members of Immunic’s directors’, officers’, employees’ and agents’ immediate family, persons with whom they share a household, persons that are their economic dependents and any other individuals or entities whose transactions in securities they influence, direct or control (including, for example, a venture or other investment fund, if they influence, direct or control transactions by the fund) (collectively, “related parties”). You are responsible to ensure that your related parties comply with the applicable provisions of this Policy. 2) Types of transactions covered by this Policy Except as discussed in the section entitled “Limited Exceptions,” this Policy applies to all transactions involving the securities of the Company or the securities of other companies as to which you possess material nonpublic information obtained in the course of your service with the Company. This Policy therefore applies to purchases, sales and other transfers of common stock, options, warrants, preferred stock, debt securities (such as debentures, bonds and notes) and other securities. This Policy also applies to any arrangements that affect economic exposure to changes in the prices of these securities. These arrangements may include, among other things, transactions in derivative securities (such as exchange-traded put or call options), hedging transactions, short sales and certain decisions with respect to participation in benefit plans. This Policy also applies to any offers with respect to the transactions discussed above. You should note that there are no exceptions from insider trading laws or this Policy based on the size of the transaction. 3) Responsibilities regarding the nonpublic information of other companies This Policy prohibits the unauthorized disclosure or other misuse of any nonpublic information of other companies, such as the Company’s distributors, vendors, customers, collaborators, suppliers and competitors. This Policy also prohibits insider trading and tipping based on the material nonpublic information of other companies.

4 4) Applicability of this Policy after your departure You are expected to comply with this Policy until such time as you are no longer affiliated with the Company and you no longer possess any material nonpublic information subject to this Policy. In addition, if you are listed on Schedule I attached hereto and subject to a trading blackout under this Policy at the time you cease to be affiliated with the Company, you are expected to abide by the applicable trading restrictions until at least the end of the relevant blackout period. 5) No exceptions based on personal circumstances There may be instances where you suffer financial harm or other hardship or are otherwise required to forego a planned transaction because of the restrictions imposed by this Policy. Personal financial emergency or other personal circumstances are not mitigating factors under securities laws and will not excuse a failure to comply with this Policy. III. MATERIAL NONPUBLIC INFORMATION 1) “Material” information Information should be regarded as material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold or sell securities or would view the information as significantly altering the total mix of information in the marketplace about the issuer of the security. In general, any information that could reasonably be expected to affect the market price of a security is likely to be material. Either positive or negative information may be material. It is not possible to define all categories of “material” information. However, some examples of information that could be regarded as material include information with respect to: • Financial results, financial condition, earnings pre-announcements, guidance, projections or forecasts, particularly if inconsistent with the Company’s guidance or the expectations of the investment community; • Matters relating to the Company’s clinical trials including, without limitation, status, results and communications with regulatory agencies; • Restatements of financial results, or material impairments, write-offs or restructurings; • Changes in independent auditors, or notification that the Company may no longer rely on an audit report; • Business plans or budgets; • Creation of significant financial obligations, or any significant default under or acceleration of any financial obligation; • Impending bankruptcy or financial liquidity problems;

5 • Significant developments involving business relationships, including execution, modification or termination of significant agreements or orders with customers, suppliers, distributors, manufacturers or other business partners; • Product introductions, modifications, defects or recalls or significant pricing changes or other product announcements of a significant nature; • Significant developments in research and development or relating to intellectual property; • Significant legal or regulatory developments, whether actual or threatened; • Major events involving the Company’s securities, including calls of securities for redemption, adoption of stock repurchase programs, option repricings, stock splits, changes in dividend policies, public or private securities offerings, modification to the rights of security holders or notice of delisting; • Significant corporate events, such as a pending or proposed merger, joint venture or tender offer, a significant investment, the acquisition or disposition of a significant business or asset or a change in control of the company; • The existence of a special blackout period; and • Major personnel changes, such as changes in senior management or lay-offs. If you have any questions as to whether information should be considered “material,” you should consult with the Compliance Officer. In general, it is advisable to resolve any close questions as to the materiality of any information by assuming that the information is material. 2) “Nonpublic” information Information is considered nonpublic if the information has not been broadly disseminated to the public for a sufficient period to be reflected in the price of the security. As a general rule, information should be considered nonpublic until at least one full trading day has elapsed after the information is broadly distributed to the public in a press release, a public filing with the SEC, a pre-announced public webcast or another broad, non-exclusionary form of public communication. However, depending upon the form of the announcement and the nature of the information, it is possible that information may not be fully absorbed by the marketplace until a later time. Any questions as to whether information is nonpublic should be directed to the Compliance Officer. The term “trading day” means a day on which U.S. national stock exchanges are open for trading. A “full” trading day has elapsed when, after the public disclosure, trading in the relevant security has opened and then closed.

6 IV. POLICIES REGARDING MATERIAL NONPUBLIC INFORMATION 1) Confidentiality of nonpublic information The unauthorized use or disclosure of nonpublic information relating to the Company or other companies is prohibited. All nonpublic information you acquire in the course of your service with the Company may only be used for legitimate Company business purposes. In addition, nonpublic information of others should be handled in accordance with the terms of any relevant nondisclosure agreements, and the use of any such nonpublic information should be limited to the purpose for which it was disclosed. You must use all reasonable efforts to safeguard nonpublic information in the Company’s possession. You may not disclose nonpublic information about the Company or any other company, unless required by law, or unless (i) disclosure is required for legitimate Company business purposes, (ii) you are authorized to disclose the information and (iii) appropriate steps have been taken to prevent misuse of that information (including entering an appropriate nondisclosure agreement that restricts the disclosure and use of the information, if applicable). This restriction also applies to internal communications within the Company and to communications with agents of the Company. In cases where disclosing nonpublic information to third parties is required, you should coordinate with the Compliance Officer. All directors, officers, employees and agents of the Company are required to sign and comply with an At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, or similar agreements. 2) No trading on material nonpublic information Except as discussed in the section entitled “Limited Exceptions”, you may not, directly or indirectly through others, engage in any transaction involving the Company’s securities while aware of material nonpublic information relating to the Company. It is not an excuse that you did not “use” the information in your transaction. Similarly, you may not engage in transactions involving the securities of any other company if you are aware of material nonpublic information about that company (except to the extent the transactions are analogous to those presented in the section entitled “Limited Exceptions”). For example, you may be involved in a proposed transaction involving a prospective business relationship or transaction with another company. If information about that transaction constitutes material nonpublic information for that other company, you would be prohibited from engaging in transactions involving the securities of that other company (as well as transactions involving Company securities, if that information is material to the Company). It is important to note that “materiality” is different for different companies. Information that is not material to the Company may be material to another company. 3) No disclosing material nonpublic information for the benefit of others You may not disclose material nonpublic information concerning the Company or any other company to friends, family members or any other person or entity not authorized to receive such information where such person or entity may benefit by trading on the basis of such

7 information. In addition, you may not make recommendations or express opinions on the basis of material nonpublic information as to trading in the securities of companies to which such information relates. You are prohibited from engaging in these actions whether or not you derive any profit or personal benefit from doing so. This prohibition against disclosure of material nonpublic information includes disclosure (even anonymous disclosure) via the internet, blogs, investor forums or chat rooms where companies and their prospects are discussed. 4) Responding to outside inquiries for information In the event you receive an inquiry from someone outside of the Company, such as a stock analyst, for information, you should refer the inquiry to the Company’s Compliance Officer or President. The Company is required under Regulation FD (Fair Disclosure) of the U.S. federal securities laws to avoid the selective disclosure of material nonpublic information. In general, the regulation provides that when a public company discloses material nonpublic information, it must provide broad, non-exclusionary access to the information. Violations of this regulation can subject the company to SEC enforcement actions, which may result in injunctions and severe monetary penalties. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release in compliance with applicable law. Please consult the Company’s Code of Business Conduct for more details, which is available in the shared folder on the Company’s internal server or upon request to the Company’s Compliance Officer. V. TRADING BLACKOUT PERIODS To limit the likelihood of trading at times when there is a significant risk of insider trading exposure, the Company has instituted quarterly trading blackout periods, clinical trading blackout periods, and may institute special trading blackout periods from time to time. In addition, to comply with applicable legal requirements, the Company may also institute blackout periods that prevent directors and officers from trading in Company securities at a time when employees are prevented from trading Company securities in the Company’s 401(k) plan, if any. It is important to note that whether or not you are subject to blackout periods, you remain subject to the prohibitions on trading on the basis of material nonpublic information and any other applicable restrictions in this Policy. 1) Quarterly blackout periods Except as discussed in the section entitled “Limited Exceptions”, the individuals listed on Schedule I (“Covered Persons”) must refrain from conducting transactions involving the Company’s securities during quarterly blackout periods. Even if you are not a Covered Person, you should exercise caution when engaging in transactions during quarterly blackout periods because of the heightened risk of insider trading exposure.

8 Quarterly blackout periods begin on the fifteenth (15th) calendar day of the last month of each fiscal quarter and end at the start of the second full trading day following the date of public disclosure of the financial results for that fiscal quarter. This period is a particularly sensitive time for transactions involving the Company’s securities from the perspective of compliance with applicable securities laws due to the fact that, during this period, individuals may often possess or have access to material nonpublic information relevant to the expected financial results for the quarter. From time to time, the Company may identify other persons who should be subject to quarterly blackout periods, and the Compliance Officer may update and revise Schedule I as appropriate. 2) Clinical Blackout Periods Except as discussed in the section entitled “Limited Exceptions”, Covered Persons must refrain from conducting transactions involving the Company’s securities during clinical blackout periods. Clinical blackout periods with respect to a clinical trial begin on the first calendar day following which the Company enrolls its last subject in connection with such clinical trial and end at the start of the second full trading day following the date that clinical data from such clinical trial is publicly disclosed. The Company will notify Covered Persons when clinical blackout periods begin. Each person so notified by the Company may not engage in any transaction involving the Company’s securities until the end of the clinical blackout period, and should not disclose to others the fact of such suspension of trading. From time to time, the Company may identify other persons who should be subject to clinical blackout periods, and the Compliance Officer may update and revise Schedule I as appropriate. 3) Special blackout periods From time to time, the Company may also prohibit certain or all of the Covered Persons (as determined by the Compliance Officer, the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), or the Board) from engaging in transactions involving the Company’s securities when, in the judgment of the Compliance Officer, the Board, or the Nominating and Governance Committee, as applicable, a trading blackout is warranted. The Company will generally impose special blackout periods when there are material developments known to the Company that have not yet been disclosed to the public. For example, the Company may impose a special blackout period in anticipation of announcing interim earnings guidance or a significant transaction or business development. However, special blackout periods may be declared for any reason. The Company will notify the applicable Covered Persons when a special blackout period begins. Each person who has been so identified and notified by the Company may not engage in any transaction involving the Company’s securities until instructed otherwise by the Compliance Officer, and should not disclose to others the fact of such suspension of trading.

9 4) Regulation BTR blackouts Directors and executive officers may also be subject to trading blackouts pursuant to Regulation Blackout Trading Restriction, or Regulation BTR, under U.S. federal securities laws. In general, Regulation BTR prohibits any director or executive officer from engaging in certain transactions involving Company securities during periods when 401(k) plan participants are prevented from purchasing, selling or otherwise acquiring or transferring an interest in certain securities held in individual account plans. Any profits realized from a transaction that violates Regulation BTR are recoverable by the Company, regardless of the intentions of the director or officer effecting the transaction. In addition, individuals who engage in such transactions are subject to sanction by the SEC as well as potential criminal liability. The Company has provided, or will provide, separate memoranda and other appropriate materials to its directors and executive officers regarding compliance with Regulation BTR. The Company will notify directors and officers if they are subject to a blackout trading restriction under Regulation BTR. Failure to comply with an applicable trading blackout in accordance with Regulation BTR is a violation of law and this Policy. 5) No “safe harbors” There are no unconditional “safe harbors” for trades made at particular times, and all persons subject to this Policy should exercise good judgment at all times. Even when a quarterly blackout period is not in effect, you may be prohibited from engaging in transactions involving the Company’s securities because you possess material nonpublic information, are subject to a clinical blackout period, a special blackout period or are otherwise restricted under this Policy. VI. PRE-CLEARANCE OF TRADES Except as discussed in the section entitled “Limited Exceptions”, Covered Persons should refrain from engaging in any transaction involving the Company’s securities without first obtaining pre-clearance of the transaction from the Compliance Officer. Neither the Chief Executive Officer, the Chief Financial Officer nor the Compliance Officer may engage in any transactions in the Company’s securities unless the Nominating and Governance Committee has pre-cleared the transaction. These pre-clearance procedures are intended to decrease insider trading risks associated with transactions by individuals with regular or special access to material nonpublic information. In addition, requiring pre-clearance of transactions by directors and officers facilitates compliance with Rule 144 resale restrictions under the Securities Act of 1933, as amended and the liability and reporting provisions of Section 16 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and Regulation BTR. Pre-clearance of a trade, however, is not a defense to a claim of insider trading and does not excuse you from otherwise complying with insider trading laws or this Policy. Further, pre-clearance of a transaction does not constitute an affirmation by the Company or the Compliance Officer that you are not in possession of material nonpublic information.

10 Neither the Nominating and Governance Committee nor the Compliance Officer, as applicable, is under any obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction if there is an insider trading risk or other legal restriction on trading the Company’s securities. VII. ADDITIONAL RESTRICTIONS AND GUIDANCE This section addresses certain types of transactions that may expose you and the Company to significant risks. You should understand that, even though a transaction may not be expressly prohibited by this section, you are responsible for ensuring that the transaction otherwise complies with other provisions in this Policy that may apply to the transaction, such as the general prohibition against insider trading as well as pre-clearance procedures and blackout periods, to the extent applicable. 1) Short sales Short sales (i.e., the sale of a security that must be borrowed to make delivery) and “selling short against the box” (i.e., a sale with a delayed delivery) with respect to Company securities are prohibited under this Policy. Short sales may signal to the market possible bad news about the Company or a general lack of confidence in the Company’s prospects, and an expectation that the value of the Company’s securities will decline. In addition, short sales are effectively a bet against the Company’s success and may reduce the seller’s incentive to improve the Company’s performance. Short sales may also create a suspicion that the seller is engaged in insider trading. 2) Derivative securities and hedging transactions You are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are also subject to this prohibition; provided, however, as described in the “Limited Exceptions” section of this Policy, you are not prohibited from exercising any stock options issued under any of the Company’s benefit plans or other compensatory arrangements in accordance with the terms of such plans or arrangements. 3) Placing open orders with brokers Except in accordance with an approved trading plan (as discussed below), you should exercise caution when placing open orders, such as limit orders or stop orders, with brokers, particularly where the order is likely to remain outstanding for an extended period of time. Open orders may result in the execution of a trade at a time when you are aware of material nonpublic information or otherwise are not permitted to trade in Company securities, which may result in inadvertent insider trading violations, Section 16 and Regulation BTR violations (for officers and directors), violations of this Policy and unfavorable publicity for you and the Company. If you are subject to blackout periods or pre-clearance requirements, you should so inform any broker with whom you place any open order at the time it is placed.

11 VIII. LIMITED EXCEPTIONS The following are certain limited exceptions to the restrictions imposed by the Company under this Policy. Please be aware that even if a transaction is subject to an exception to this Policy, you will need to separately assess whether the transaction complies with applicable law. For example, even if a transaction is indicated as exempt from this Policy, you may need to comply with the “short-swing” trading restrictions under Section 16 of the Exchange Act, to the extent applicable. You are responsible for complying with applicable law at all times. 1) Transactions pursuant to a trading plan that complies with SEC rules The SEC has enacted rules that provide an affirmative defense against alleged violations of U.S. federal insider trading laws for transactions pursuant to trading plans that meet certain requirements. In general, these rules, as set forth in Rule 10b5-1 under the Securities Exchange Act, provide for an affirmative defense if you enter into a contract, provide instructions or adopt a written plan for trading securities when you are not aware of material nonpublic information. The contract, instructions or plan must (i) specify the amount, price and date of the transaction and/or (ii) specify an objective method for determining the amount, price and date of the transaction so as to ensure there is no discretion on the part of the broker executing trades under the contract, instructions or plan. Transactions made pursuant to a written trading plan that (i) complies with the affirmative defense set forth in Rule 10b5-1 and (ii) is approved by the Compliance Officer, are not subject to the restrictions in this Policy against trades made while aware of material nonpublic information or to the pre-clearance procedures or blackout periods established under this Policy. In approving a trading plan, the Compliance Officer may, in furtherance of the objectives expressed in this Policy, impose criteria in addition to those set forth in Rule 10b5- 1. You should therefore confer with the Compliance Officer prior to entering into any trading plan. The SEC rules regarding trading plans are complex and must be complied with completely to be effective. The description provided above is only a summary, and the Company strongly advises that you consult with your personal legal advisor if you intend to adopt a trading plan. While trading plans are subject to review and approval by the Company, the individual adopting the trading plan is ultimately responsible for compliance with Rule 10b5-1 and ensuring that the trading plan complies with this Policy. Trading plans must be filed with the Compliance Officer and must be accompanied with a certificate executed by the person adopting the trading plan stating that the trading plan complies with Rule 10b5-1 and any other criteria established by the Company. The Company may publicly disclose information regarding trading plans that you may enter. 2) Receipt and vesting of stock options, restricted stock units, restricted stock and stock appreciation rights The trading restrictions under this Policy do not apply to the grant or award to you of stock options, restricted stock units, restricted stock or stock appreciation rights by the Company. The trading restrictions under this Policy also do not apply to the vesting, cancellation or

12 forfeiture of stock options, restricted stock units, restricted stock or stock appreciation rights in accordance with applicable plans and agreements. However, the trading restrictions do apply to any subsequent sales of any such securities. 3) Exercise of stock options for cash The trading restrictions under this Policy do not apply to the exercise of stock options for cash under the Company’s stock option plans. Likewise, the trading restrictions under this Policy do not apply to the exercise of stock options in a stock-for-stock exercise with the Company or an election to have the Company withhold securities to cover tax obligations in connection with an option exercise. However, the trading restrictions under this Policy do apply to (i) the sale of any securities issued upon the exercise of a stock option, (ii) a cashless exercise of a stock option through a broker, since this involves selling a portion of the underlying shares to cover the costs of exercise, and (iii) any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. 4) Purchases from the employee stock purchase plan If the Company adopts an employee stock purchase plan in the future, the trading restrictions in this Policy will not apply to elections with respect to participation in the employee stock purchase plan or to purchases of securities under such plan resulting from periodic payroll contributions to the plan under an election you made at the time of enrollment in the plan. However, the trading restrictions will apply to any subsequent sales of any such securities. 5) Certain 401(k) plan transactions If and when the Company’s 401(k) plan offers shares of the Company’s stock as an investment option, this Policy will not apply to such purchases of Company stock resulting from periodic contributions to the plan based on your payroll contribution election. The trading restrictions will apply, however, to elections you make under the Company’s 401(k) plan to (i) increase or decrease the percentage of your contributions that will be allocated to a Company stock fund, (ii) move balances into or out of a Company stock fund, (iii) borrow money against your 401(k) plan account if the loan will result in liquidation of some or all of your Company stock fund balance, and (iv) pre-pay a plan loan if the pre-payment will result in the allocation of loan proceeds to a Company stock fund. 6) Stock splits, stock dividends and similar transactions The trading restrictions under this Policy do not apply to a change in the number of securities held as a result of a stock split or stock dividend applying equally to all securities of a class, or similar transactions. 7) Bona fide gifts and inheritance The trading restrictions under this Policy do not apply to bona fide gifts involving Company securities or transfers by trust, will or the laws of descent and distribution.

13 8) Change in form of ownership Transactions that involve merely a change in the form in which you own securities are permissible. For example, you may transfer shares to an inter vivos trust of which you are the sole beneficiary during your lifetime. 9) Other exceptions Any other exception from this Policy must be approved by the Board of Directors. IX. COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT 1) Obligations under Section 16 Section 16 of the Securities Exchange Act, and the related rules and regulations, set forth (i) reporting obligations, (ii) limitations on “short-swing” transactions and (iii) limitations on short sales and other transactions applicable to directors, officers, large shareholders and certain other persons. The Company has determined that those persons listed on Schedule II are required to comply with Section 16 of the Securities Exchange Act, and the related rules and regulations, because of their positions with the Company. The Compliance Officer may amend Schedule II from time to time as appropriate to reflect the election of new officers or directors, any change in the responsibilities of officers or other employees and any promotions, demotions, resignations or departures. Schedule II is not necessarily an exhaustive list of persons subject to Section 16 requirements at any given time. Even if you are not listed on Schedule II, you may be subject to Section 16 reporting obligations because of your shareholdings, for example. 2) Notification requirements to facilitate Section 16 reporting To facilitate timely reporting of transactions pursuant to Section 16 requirements, each person subject to Section 16 reporting requirements must provide, or must ensure that his or her broker provides, the Company with detailed information (e.g., trade date, number of shares, exact price, etc.) regarding his or her transactions involving the Company’s securities, including gifts, transfers, pledges and transactions pursuant to a trading plan, both prior to (to confirm compliance with pre-clearance procedures, if applicable) and promptly following execution. 3) Personal responsibility The obligation to file Section 16 reports, and to otherwise comply with Section 16, is personal. The Company is not responsible for the failure to comply with Section 16 requirements.

14 X. ADDITIONAL INFORMATION 1) Delivery of Policy This Policy will be delivered to all directors, officers, employees and agents of the Company when they commence service with the Company. In addition, this Policy (or a summary of this Policy) will be circulated periodically. Each director, officer, employee and agent of the Company is required to acknowledge that he or she understands this Policy. 2) Amendments We are committed to continuously reviewing and updating our policies and procedures. The Company therefore reserves the right to amend, alter or terminate this Policy at any time and for any reason, subject to applicable law. A current copy of the Company’s policies regarding insider trading may be obtained by contacting the Compliance Officer. *** The policies in this Insider Trading Policy do not constitute a complete list of Company policies or a complete list of the types of conduct that can result in discipline, up to and including discharge.

15 SCHEDULE I INDIVIDUALS SUBJECT TO QUARTERLY AND CLINICAL BLACKOUT PERIODS AND PRE- CLEARANCE REQUIREMENTS All officers, employees and consultants of the Company All members of the Board of Directors

16 SCHEDULE II INDIVIDUALS SUBJECT TO SECTION 16 REPORTING AND LIABILITY PROVISIONS Dr. Daniel Vitt (Director, Chief Executive Officer, President) Dr. Jörg Neermann (Director) Dr. Vincent Ossipow (Director) Jan van den Bossche (Director) Dr. Duane Nash (Director) Tamar Howson (Director) Barclay Phillips (Director) Dr. Andreas Mühler (Chief Medical Officer) Glenn Whaley (Vice President Finance, Principal Financial and Accounting Officer)

17 PRE-CLEARANCE CHECKLIST Person proposing to trade: Proposed trade: Manner of trade: Proposed trade date: No blackout period. The proposed trade will not be made during a quarterly, clinical, or special blackout period. No pension fund blackout under Reg. BTR. 1 There is no pension fund blackout period in effect. No prohibition under Insider Trading Policy. The person confirmed that the proposed transaction is not prohibited under the Insider Trading Policy. Section 16 compliance.1 The person confirmed that the proposed trade will not give rise to any potential liability under Section 16 as a result of matched past (or intended future) transactions. Form 4 filing.1 A Form 4 has been or will be completed and will be timely filed with the SEC, if applicable. Rule 144 compliance. The “current public information” requirement has been met (i.e., all 10-Ks, 10-Qs and other relevant reports during the last 12 months have been filed); The shares that the person proposes to trade are not restricted or, if restricted, the applicable holding period has been met; Volume limitations (greater of 1% of outstanding securities of the same class or the average weekly trading volume during the last four weeks) are not exceeded, and the person is not part of an aggregated group; The manner of sale requirements will be met (a “broker’s transaction” or directly with a market maker); and A Form 144 has been completed and will be timely filed with the SEC and the relevant national securities exchange. Rule 10b-5 concerns. The person has been reminded that trading is prohibited when in possession of any material nonpublic information regarding the Company that has not been adequately disclosed to the public. The individual has discussed with the Compliance Officer 1 Applies if the individual is a director or an officer subject to Section 16 of the Securities Exchange Act of 1934.

18 any information known to the individual or the Compliance Officer that the individual believes may be material. No Lock-up Restrictions. The person confirmed that the proposed trade will not be made while any lock-up restrictions are in effect or that the proposed transaction is not prohibited under any lock-up restrictions in effect. No Regulation M Restrictions.2 The proposed trade will not be made during a Regulation M restricted period and otherwise complies with Regulation M, if applicable. [Signature Page Follows] 2 Applies to sales, but not purchases, of Company securities.

19 I am not aware of material nonpublic information regarding the Company. I am not trading on the basis of any material nonpublic information. The transaction is in accordance with the Insider Trading Policy and applicable law. I intend to comply with any applicable reporting and disclosure requirements on a timely basis. Signature: ______________________ Name: COMPLIANCE OFFICER ACKNOWLEDGEMENT: Signature: ______________________ Name:

20 FORM OF ACKNOWLEDGEMENT OF INSIDER TRADING POLICY FOR EMPLOYEES, OFFICERS AND DIRECTORS I have received and read the Immunic, Inc. Insider Trading Policy. I understand the standards and policies contained in the Policy and understand that there may be additional policies or laws specific to my position with Immunic. I agree to comply with the Policy. If I have questions concerning the meaning or application of the Policy, any other Immunic policies or procedures, or the legal and regulatory requirements applicable to my position with Immunic, I know that I can consult with Immunic’s Compliance Officer, knowing that my questions will be maintained in confidence, consistent with applicable law. Signature: ______________________ Name: Date: Please sign and return this form to the Compliance Officer.

21 FORM OF ACKNOWLEDGEMENT OF INSIDER TRADING POLICY FOR CONSULTANTS I have received and read the Immunic, Inc. Insider Trading Policy. I understand the standards and policies contained in the Policy and understand that there may be additional policies or laws specific to my consulting services for Immunic. I agree to comply with the Policy. If I have questions concerning the meaning or application of the Policy, any applicable Immunic policies or procedures, or the legal and regulatory requirements applicable to my consulting services for Immunic, I know that I can consult with Immunic’s Compliance Officer, knowing that my questions will be maintained in confidence, consistent with applicable law. Signature: ______________________ Name: Date: Please sign and return this form to the Compliance Officer.

22 FORM OF CLINICAL BLACKOUT NOTIFICATION [Date] CONFIDENTIAL COMMUNICATION Immunic, Inc. 1200 Avenue of the Americas, Suite 200 New York, NY 10036 Dear [__]: Immunic, Inc. (the “Company”) has imposed a clinical blackout period in accordance with the terms of the Company’s Insider Trading Policy (the “Policy”). Pursuant to the Policy, and subject to the exceptions stated in the Policy, you may not engage in any transaction involving the securities of the Company until you receive official notice that the clinical blackout period is no longer in effect. You may not disclose to others the fact that a clinical blackout period has been imposed. In addition, you should take care to handle any confidential information in your possession in accordance with the Company’s policies. If you have any questions at all, please contact me at [__________]. Sincerely,

23 FORM OF SPECIAL BLACKOUT NOTIFICATION [Date] CONFIDENTIAL COMMUNICATION Immunic, Inc. 1200 Avenue of the Americas, Suite 200 New York, NY 10036 Dear [__]: Immunic, Inc. (the “Company”) has imposed a special blackout period in accordance with the terms of the Company’s Insider Trading Policy (the “Policy”). Pursuant to the Policy, and subject to the exceptions stated in the Policy, you may not engage in any transaction involving the securities of the Company until you receive official notice that the special blackout period is no longer in effect. You may not disclose to others the fact that a special blackout period has been imposed. In addition, you should take care to handle any confidential information in your possession in accordance with the Company’s policies. If you have any questions at all, please contact me at [__________]. Sincerely,

24 REQUIREMENTS FOR 10B5-1 TRADING PLANS For transactions under a trading plan to be exempt from (i) the prohibitions in the Company’s Insider Trading Policy with respect to transactions made while aware of material nonpublic information and (ii) the pre-clearance procedures and blackout periods established under the Insider Trading Policy, the trading plan must comply with the affirmative defense set forth in Securities Exchange Act Rule 10b5-1 and must meet the following requirements: 1. The trading plan must be in writing and signed by the person adopting the trading plan. 2. The trading plan must be adopted at a time when (i) the person adopting the trading plan is not aware of any material nonpublic information, and (ii) there is no quarterly, clinical, special or other trading blackout in effect with respect to the person adopting the plan. 3. The trading plan must be entered in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. 4. The person adopting the trading plan may not have entered into or altered a corresponding or hedging transaction or position with respect to the securities subject to the trading plan and must agree not to enter into any such transaction while the trading plan is in effect. 5. The first trade under the trading plan may not occur until sixty (60) calendar days after adoption of the trading plan; provided, that the trading plan has remained in effect during such time period. 6. The trading plan must have a minimum term of six (6) months (measured from the earliest time a trade could first occur in accordance with these requirements). 7. All transactions during the term of the trading plan (except for the other “Limited Exceptions” identified in the Company’s Insider Trading Policy) must be conducted through the trading plan. 8. Regarding modifications: • The trading plan may only be modified when the person modifying the trading plan is not aware of material nonpublic information. • The trading plan may only be modified when there is no quarterly, clinical, special or other blackout in effect with respect to the person modifying the plan. • The first trade under the modified trading plan may not occur until sixty (60) calendar days after modification of the trading plan. The existing plan would remain in effect until the modified plan comes into effect. • The modified trading plan must have a minimum duration of six (6) months measured from the earliest time a trade could first occur under the modified plan in accordance with these requirements. • Within the one year period preceding the modification or adoption of a trading plan, a person may not have otherwise modified or adopted a plan more than once. 9. If the person that adopted a trading plan terminates the plan prior to its stated duration, he or she may not trade in the Company’s securities until sixty (60) calendar days after termination of the trading plan or, if the end of such sixty (60) calendar day period ends in a blackout period, following the end of such blackout period. Any new trading plan must be in accordance with the requirements set forth herein. 10. The Company must be promptly notified of any termination of a trading plan and any suspension of trading under the plan.

25 11. The trading plan may not grant discretion to a stockbroker or other person with respect to the execution of trades under the plan. 12. All transactions under the trading plan must be in accordance with applicable law. 13. The trading plan (including any modified trading plan) must meet such other requirements as the Compliance Officer may determine. 14. A trading plan and any modification thereto must be filed with the Company’s Compliance Officer with a certificate executed by the person adopting the trading plan stating that the trading plan complies with the criteria set forth above; provided, however, that a trading plan and any modification thereto entered into by the Chief Executive Officer, the Chief Financial Officer or the Compliance Officer of the Company must also be approved in advance by a majority of the Company’s Board of Directors.

26 GUIDELINES FOR PREPARING TRADING PLANS Please consider the following important guidelines in connection with preparing a trading plan. These guidelines should not serve as a substitute for obtaining professional advice and assistance in connection with preparing a plan. Learn the rules applicable to trading plans The SEC has enacted rules that provide an affirmative defense against alleged violations of U.S. federal insider trading laws for transactions pursuant to trading plans that meet certain requirements. In general, these rules, as set forth in Rule 10b5-1 under the Securities Exchange Act of 1934, provide for an affirmative defense if you enter into a contract, provide instructions or adopt a written plan for trading securities when you are not aware of material nonpublic information. The contract, instructions or plan must (i) specify the amount, price and date of the transaction(s) and (ii) specify an objective method for determining the amount, price and date of the transaction(s) so as to ensure there is no discretion on the part of the broker executing trades under the contract, instructions or plan. The discussion above provides only a summary of the relevant rules. You are responsible for understanding the rules applicable to trading plans and ensuring that your trading plan complies with the requirements of Rule 10b5-1. Hire legal and other advisors to assist in preparing the plan You should hire your own advisors, including your own legal counsel, in connection with adopting a trading plan. Neither the Company nor its legal counsel assumes responsibility for determining whether your trading plan complies with Rule 10b5-1. Assess whether a trading plan is suitable for you Trading plans may not be appropriate for many people. You should therefore carefully consider whether it is advisable for you to adopt a trading plan. There are several potential benefits to adopting a trading plan: • Affirmative defense to insider trading actions by the SEC. Trading plans enable insiders to obtain liquidity and portfolio diversification while limiting exposure to insider trading liability. Trades pursuant to a compliant trading plan are subject to an affirmative defense in actions by the SEC. Trading pursuant to trading plans may also help to limit the Company’s exposure to liability under securities laws. • More trading opportunities. Trades under a Company-approved Rule 10b5-1 trading plan are not subject to the blackout restrictions and pre-clearance requirements in the Company’s Insider Trading Policy. • Reduced adverse perceptions. Sales pursuant to a trading plan may be better received by investors and the media. Open market sales by corporate insiders may attract unwanted attention due to the perception of many investors that such sales may reflect a lack of confidence in the Company. These trades may come under even more scrutiny if they are concentrated during the relatively brief trading windows mandated by the Company’s Insider Trading Policy. With appropriate disclosure, trading

27 pursuant to a plan may help to limit the perception that the trades were based on undisclosed information. Moreover, since trades under Company-approved trading plans are not subject to the Company’s trading blackout periods, trading plans may enable insiders to make smaller, periodic trades, which may attract less public attention. • Administrative benefits. Use of a plan may enable you to reduce the time spent on executing trades (including obtaining any required pre-clearance of trades) and managing your portfolio of Company stock. Before adopting a trading plan, however, you should assess the risks and limitations of trading plans, including the following: • Recent Developments May Result in Increased SEC Scrutiny. Recent press relating to alleged misuses of trading plans and a formal request by the Council of Institutional Investors, a group of pension funds, to the SEC for interpretive guidance with respect to trading plans could result in increased SEC scrutiny and/or rulemaking relating to trading plans. In particular, trades that look fortuitous in hindsight, especially where such trades generate exceptionally large returns for an insider, may generate interest and scrutiny from the SEC even if made under a trading plan. • Reduced flexibility. Use of a trading plan requires you to plan your trades and finances in advance. The Company requires that, during the duration of a plan, all trades be conducted through the plan as sales outside of a plan are not subject to the affirmative defense, and may create a presumption that other sales under the plan were not made pursuant to a bona fide plan. Careful advanced planning is also critical because deviation from or cancellation of an established trading plan (e.g., to account for changes in market condition or personal finances) may jeopardize the availability of the affirmative defense. Plans are therefore advisable for only those individuals who are able to bear significant risk on their stock. • Exposure to private claims. Rule 10b5-1 provides an affirmative defense to federal insider trading liability, but does not apply to private securities class action lawsuits. • Affirmative defense must be proved. An insider that trades based on a trading plan will have the burden of proving that the trading plan satisfies the requirements set forth in Rule 10b5-1. Moreover, a trading plan will not necessarily prevent someone from bringing a lawsuit and will not necessarily avoid adverse media coverage. • Time required to prepare a plan. The preparation of a trading plan requires careful attention to ensure compliance with Rule 10b5-1 and any Company-imposed requirements. Allocate sufficient time to prepare a plan The process of preparing a plan and the related documentation may take some time, and you should plan accordingly. Ensure that the trading plan complies with all applicable law In preparing a plan, your primary objective should be to ensure that all elements of the Rule 10b5-1 trading plan defense are adequately addressed.

28 You should also be sure that the trading plan complies with other applicable law. For example: • You should consider any Rule 144 volume limitations when devising trading instructions or formulas. • You should consider any burdens created by Rule 144 and Section 16 filing requirements when devising trading instructions or formulas. • In developing trading instructions or formulas, you should account for potential “short-swing” trading liability under Section 16(b). Ensure that the trading plan complies with Company-imposed requirements You should ensure that the trading plan complies with any Company-imposed requirements, which may be in addition to the requirements under Rule 10b5-1. Please contact the Compliance Officer under the Insider Trading Policy for further information. Develop trading instructions Rule 10b5-1 allows significant flexibility in designing trading instructions or formulas. For example, you can: • construct a matrix with different sale amounts at different price targets; • base trading decisions on the performance of the Company’s stock against various market or industry indices, price gaps or personal financial milestones; • tie transactions to independent events, such as the timing of tuition or mortgage payments or other financial obligations; • prioritize the sale (or exercise and sale) of particular securities based on factors such as tax treatment, tax basis, expiration dates and exercise prices; and • establish a trading plan for a single transaction. Various types of transactions may be structured to fit the affirmative defense under Rule 10b5-1. For example, a trading plan can cover pre-scheduled stock option exercises and sales. This may be helpful in avoiding a situation where a blackout period may effectively block exercise of an in-the-money option that is about to expire because a same-day sale is necessary to fund payment of the exercise price and/or taxes. If properly structured, employee stock purchase plan transactions and 401(k) plan transactions can also qualify for the affirmative defense. You may find it helpful to discuss trading strategies with a broker or another market professional prior to adopting a trading plan, particularly if the trading plan covers large amounts of stock. You should also carefully consider the guidance below when designing trading instructions or formulas. Avoid unnecessarily complicated instructions You should be careful to avoid unnecessarily complicated instructions or formulas. Complicated instructions or formulas may result in mistakes in execution by the

29 person administering the plan (e.g., due to a misunderstanding or misapplication of an instruction or formula or the failure to complete a calculation in time to exploit a market opportunity). In addition, while an elaborate trading plan may reduce the inference of insider trading in some instances, elaborate trading plans may look suspicious in other instances. In general, instructions and formulas should be carefully and explicitly drafted to avoid potential misunderstandings. You should try to provide as much detail as possible to facilitate the proper execution of the trading plan. For example, if you have shares in more than one brokerage account, the plan should specify which shares are subject to the plan. Likewise, if you possess several series of options, the plan should specify which options to exercise. It may also be helpful to include examples of different scenarios in the instructions, and/or to review the trading instructions in advance with the person administering the plan, to help ensure that you are in agreement as to how the instructions or formulas are to operate. If you plan to adopt particularly complicated instructions, you may want to consider hiring a money manager to assist in implementing your plan. Consider the expected magnitude and timing of trades under the trading plan relative to the adoption of the plan When preparing a trading plan, you should give some consideration as to the expected timing and magnitude of trades relative to the adoption of the trading plan. Significant trading activity that occurs shortly after adoption of the plan may raise suspicion as to whether the trades were based on material nonpublic information. Consider whether expected trades under the trading plan will coincide with significant future announcements or developments When preparing a trading plan, you should give some consideration as to whether trades are expected to occur during quarterly trading blackout periods established under the Company’s Insider Trading Policy (or around the time other significant announcements or developments involving the Company are expected). Even though transactions executed in accordance with a properly designed trading plan are subject to an affirmative defense against insider trading claims (and are exempt from trading blackout periods under the Company’s Insider Trading Policy), the investing public and media may not understand the nuances of trading pursuant to a trading plan. Trades that occur at times shortly before the Company announces material news may therefore result in negative publicity for you and the Company. In addition, trades that occur in the same general time frame as a significant announcement may raise questions as to whether the timing of the announcement was manipulated to your benefit. If you are generally indifferent as to the specific timing of a trade, you should try to avoid having trades occur, for example, before quarterly earnings announcements. An even more conservative approach would involve avoiding trades during the month of the Company’s earnings release. Consider the expected magnitude and frequency of trades under the plan generally When preparing a trading plan, you should give some consideration generally to the expected magnitude and frequency of trades under the plan. Spreading out trades may decrease

30 exposure to insider trading claims. A regular pattern of small sales helps to limit any inference that you sought to exploit material nonpublic information in developing your trading plan. A regular pattern of small sales may also help to negate any argument that the plan was not entered in good faith or that the plan was part of a scheme to evade the prohibitions of Rule 10b5-1. In contrast, occasional high-volume sales may send a negative signal to the investment community and, if any of those sales turn out to precede bad news, may attract attention from the SEC and private securities class action plaintiffs. Plans that involve a regular pattern of small sales may also be easier to administer. You should note, however, that frequent trades may give rise to significant Section 16 reporting obligations, to the extent applicable. You may want to limit the portion of your holdings that are subject to the trading plan to limit your overall exposure to situations where your trading instructions or formulas may not account for unexpected market changes. You may also want to cap or otherwise limit the amount of potential sales for a particular period (e.g., week, month, quarter) to decrease the risk of unintended large sales (particularly if the trading plan provides for cumulative sales in the event of shortfalls). Determine an appropriate duration for the trading plan Although Rule 10b5-1 does not prescribe any limits on the duration of trading plans, it is advisable to have trading plans terminate after a certain period. Requiring that trading plans have a set term will force you to re- evaluate your trading instructions periodically, and allows you to change your trading instructions (in conjunction with adopting a new plan upon the scheduled expiration of the existing plan) without raising any suspicions about the timing of those changes. It also allows you an opportunity to revert from a trading plan to normal, discretionary trading without raising questions about the timing of that switch. While it is important that you comply with Company-imposed requirements as to the minimum duration for trading plans, you should also generally try to avoid adopting a plan that has an unnecessarily long duration. The longer the duration, the greater the risk that circumstances may change such that you will have an incentive to modify or terminate the plan. The modification or early termination of a plan may create an implication that prior transactions under the plan were not in fact pursuant to a bona fide plan. In addition, subsequent trading will not be considered as pursuant to the trading plan. Accommodate for unexpected events that may warrant temporary suspension of trading under the plan In preparing a plan, you should make allowances for unforeseen events that may warrant automatic suspension of transactions under the plan (e.g., a proxy contest, tender offer, merger, etc.). In particular, you should note that in the context of tender offers, you may be subject to liability under Exchange Act Rule 14e-3 for transactions under a plan. If the plan provides for purchases of securities, you should also consider whether it is appropriate to suspend trades in connection with securities offerings by the Company to avoid potential liability under Reg. M requirements. Account for the potential need to modify or terminate the plan

31 While modifications are discouraged, there may be situations in which market volatility fundamentally alters the conditions under which you adopted the trading plan. To anticipate this possibility, it is advisable that a trading plan include formal provisions for its modification, subject to any Company-imposed requirements with respect to the modification of plans. Modifications can then be made in a planned and limited manner, which may be helpful in defending against claims that modification of the trading plan undermines the good faith nature of the existing plan. Similarly, it may be helpful to include a provision in the plan that permits you to terminate the plan. Although such a provision may not shield you from questions of bad faith in connection with terminating a plan, you would at least avoid having to defend why you acted in a manner that was inconsistent with the express terms of the plan. You may also want your trading plan to provide for automatic termination upon certain changes in personal circumstances such as separation from the Company, death, bankruptcy or insolvency or divorce. You should be careful to restrict those circumstances in which the trading plan may be terminated without your consent. You may be subject to some hardship, for example, if the person administering the plan terminated your trading plan at a time when you possessed material nonpublic information. In that case, you would be prohibited from trading until you no longer possessed material nonpublic information (and possibly longer if, for example, the plan was terminated during a trading blackout period). Avoid modifying the trading plan You should try to avoid modifying the trading plan. Rule 10b5-1 requires that, to be covered by the affirmative defense, a transaction must occur pursuant to a trading plan. This requirement will not be satisfied if you alter or deviate from the trading plan (whether by changing the amount, price or timing of a purchase or sale) or if you enter into or alter a corresponding or hedging transaction or position with respect to transactions under the plan. In addition, modification of a trading plan brings into question whether the trading plan was entered in good faith and whether any prior transactions under the trading plan were in fact made pursuant to a plan for purposes of the requirements of Rule 10b5-1. Deviation from the trading plan also suggests that you may be modifying trading behavior to take advantage of material nonpublic information. Although deviations will not be considered part of the existing trading plan for purposes of the affirmative defense, it is possible for a person acting in good faith to modify a trading plan at a time when the person is not aware of material nonpublic information. In such a situation, a purchase or sale that complies with the modified trading plan will be deemed to have been made pursuant to a new trading plan. You should note, however, that you will need to comply with Company-imposed restrictions with respect to any modification of trading plans. Consider having an independent party administer the trading plan Having an independent party administer the trading plan may help to limit your exposure to potential liability for trades under the plan. Even if your trading plan is based on specific instructions or a specific formula, there is often some discretion in effecting trades under a

32 plan (e.g., in deciding the specific time during a given trading day when orders will be entered) for which it may be appropriate to involve an independent decision maker. In general, when selecting someone to administer your trading plan, you should consider whether that person has a relationship with you or the Company that could undermine the affirmative defense in the event of litigation. Consequently, it may be helpful to select a person with whom only a professional, arm’s-length relationship exists. You should, however, try to avoid using the person that regularly executes trades in your securities. Because you may be in frequent contact with that person, there is an increased likelihood that he or she may be in possession of material nonpublic information concerning the Company when exercising discretionary authority under the plan (which is prohibited by Rule 10b5-1). One possible approach is to have a separate department within a brokerage firm administer the plan. Many brokerage firms have a special trading desk dedicated to administering trading plans and have implemented related ethical wall procedures. A dedicated department in a brokerage firm may have more experience following complex instructions, will be more knowledgeable about the parameters of Rule 10b5-1 and will be less likely to be subject to influence by you. If you rely on someone to administer the trading plan, implement procedures to ensure their independence To help ensure that the person administering your plan is independent, your trading plan could specify that (i) you and the person administering the plan will only communicate in writing (thereby documenting all communications in case of future SEC inquiry), (ii) you will not communicate any information concerning the Company or its securities to the person administering the plan and (iii) if you are using a broker, there must be ethical wall procedures to restrict communications within the brokerage firm regarding the Company and your trades. To further address concerns as to the availability of the affirmative defense, it may be helpful to include a provision in your agreement with the third party that provides for the suspension or termination of trading authority if the third party becomes aware of material nonpublic information. Protect your rights when working with brokers or other third parties When working with a broker or another third party in connection with a trading plan, you will typically be expected to enter into some sort of agreement with that person. Brokers, for example, will often have a standard form of stock sale agreement for purposes of implementing trading plans. Your trading instructions would typically be included as a section of the stock sale agreement or attached to the stock sale agreement as an exhibit. While brokers will often request that you use their form of agreement, brokers will generally be amenable to the use of an alternative form or to revisions to their standard forms. Trading plans are for your benefit, and you should be proactive in defining the terms of the trading plan to ensure that your interests are adequately met. In particular, while you should consider recommendations and advice from the broker as to the trading plan generally, there should be no negotiation over the trading instructions.

33 It is strongly advised that you have an attorney review any proposed form of trading plan for compliance with Rule 10b5-1 as well as to protect your legal rights generally. You should expect that third parties will request certain rights and protections (such as indemnification) that may be to your potential detriment. Provide the person administering the trading plan with some flexibility in executing orders If a third party is administering the plan, you should try to provide that person with some flexibility in executing orders. Otherwise, trades may not occur as planned. Factors such as insufficient trading volume and market volatility may prevent trades from being executed as planned, particularly if the trading plan includes strict instructions with respect to the timing of transactions or provides for block purchases or sales. You should also consider how to handle any shortfalls that may occur if the person administering the plan is unable or otherwise fails to effect all transactions specified in the plan. Consider delegating the precise timing of trades to a third party Where appropriate, to minimize the risk of allegations that you (i) selected the precise timing of trades based on your knowledge of material nonpublic information or (ii) affected the timing of disclosure to manipulate the stock price to your benefit, you should consider delegating discretion regarding the exact timing of trades, within a specified period (e.g., five trading days), to a stockbroker or other third party administering the plan. This may also be beneficial since that other person may be able to maximize proceeds from sales by taking into account publicly available information and general market trend information when determining the precise timing of trades. In contrast, the use of a pre-designated date and/or time may lock you into a trade at an inopportune time (e.g., when prices are unusually low).

34 10B5-1 TRADING PLAN COMPLIANCE CERTIFICATE In connection with my submission to the Compliance Officer of Immunic, Inc. (the “Company”) of a written securities trading plan adopted by me (the “Trading Plan”) attached hereto as Exhibit A for the periodic sale of shares of the Company’s Common Stock pursuant to the Company’s Insider Trading Policy, I hereby certify that I have carefully read and understand the Trading Plan, the Company’s Insider Trading Policy and any other materials provided by the Company and that as of [date]: • I am not aware of any material nonpublic information regarding the Company; • There is no quarterly, clinical, special or other trading blackout in effect with respect to adopting the Trading Plan; • I am entering into the Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1; • To the best of my knowledge, the Trading Plan complies with Rule 10b5-1 and any other criteria established by the Company with respect to Rule 10b5-1 trading plans; • I agree that all of my transactions in the Company’s Common Stock during the term of the Trading Plan (except for the other “Limited Exceptions” identified in the Company’s Insider Trading Policy) will be conducted exclusively through the Trading Plan; • I give the Company express permission to publicly disclose information regarding the Trading Plan; and • I have not entered into or altered a corresponding or hedging transaction or position with respect to the Company’s securities and I hereby agree not to enter into any such transaction while the Trading Plan is in effect. Signature: ______________________ Name: